Amended and Approved
May 3, 2007

Nalco Holding Company
Code of Ethical Business Conduct

Nalco Holding Company, its subsidiaries and affiliates (collectively ‘‘Nalco’’) require ethical business conduct by all of its employees. This Code of Business Conduct (the ‘‘Code’’) is a listing of required conduct and policies. Each employee of the Company shall comply with the requirements of the Code; failure to meet any of the Code requirements is subject to disciplinary action, including potential termination of employment. For purposes of interpretation, references to Nalco’s interest in this Code refer to the interests of Nalco’s shareholders.

Nalco’s Goal

The Code establishes guidelines and policies for making ethical decisions. The Code shall guide Nalco employees company-wide and worldwide – officers, managers and employees – in creating and maintaining an ethical work environment. The Code also applies to Nalco’s dealings with its agents, representatives and other third parties.

An activity that is not strictly prohibited in the Code is not for that reason necessarily permissible. The Code is not exhaustive; it does not address or mandate all ethical or unethical conduct. Each Nalco employee is accountable for the decisions he or she makes regardless of whether policies or requirements have been expressly established in an area of ethical concern. In the event any employee has a question about the ethics of an action or a potential action, that employee should seek the input of his or her manager or the Legal Department regarding the subject action.

If the standards set forth in this Code create or potentially create a conflict for an employee, then a waiver from the specific ethics policy requirements must be requested by the employee. For Nalco officers and directors, the waiver request should be submitted in writing to the Board of Directors. Except as otherwise indicated, for all other Nalco employees, the waiver request should be submitted in writing to the General Counsel.

Obey the Law

Nalco and each of its employees shall respect and comply with all applicable laws, rules and regulations. Nalco’s employees are committed to knowing and complying with the letter and spirit of the laws of all countries where they do business. No employee should believe that he/she is serving the Company’s best interests by engaging in illegal conduct. Some of the significant laws that directly impact Nalco are:

•	Antitrust

Nalco and its employees shall comply with antitrust laws of the USA and other countries. In general, under antitrust laws, among other conduct, it is illegal for two competitors to agree between themselves:

On the price or terms of sale for their products or services;

On the price or terms they will demand from suppliers;

To coordinate or allocate bids or quotes;

To limit their production or sales;

To divide or allocate geographic markets, customers or product lines; or

To boycott or refuse to deal with certain competitors, customers or product lines.

Further information on Nalco’s antitrust policy can be found in the Antitrust Law Compliance Policy set forth in Attachment A.

Amended and Approved
May 3, 2007

•	Securities

Nalco and its employees shall comply with securities laws.

Nalco employees shall not use confidential, Nalco information as an opportunity for personal gain for themselves or others.

•	Record Retention

Nalco and its employees shall preserve records in accordance with law. Nalco’s record retention program sets forth the policies and procedures relating to the preservation of records and files, including electronic files and e-mail messages. See Attachment B for more detailed record retention guidelines.

•	Anti-Fraud Commitment

Nalco employees shall neither engage in any action nor make any statement in the course of business which is deceptive or fraudulent toward third parties, Nalco, other employees, Nalco shareholders or Nalco creditors. Employees shall not make misrepresentations, omit to disclose material facts, or engage in misleading behavior.

Act in the Best Interest of Nalco

Each employee shall act in a manner which promotes and supports the best interests of Nalco. An employee shall not use Company resources, or opportunities for direct or indirect personal gain or for the direct or indirect benefit of family or friends. Loyalty to Nalco must not be compromised by conflicts of interest or fraudulent actions toward Nalco. Any employee found engaging in fraud shall be subject to termination and possible criminal proceedings. For more detail on conflicts of interest, see the Prevent Conflicts of Interest and Protect and Properly Use Company Assets section below.

Inside Information

Nalco and each of its employees shall not disclose confidential Nalco information, including business strategies, pending contracts, research projects, or financial projections, without proper authority to anyone who is not employed by Nalco, or to anyone who has no need for such information. Nonpublic information obtained as a consequence of employment with Nalco shall not be used for personal profit by an employee or anyone associated with the employee. For example, an employee shall not use such information for trading in securities of Nalco or another company, or for acquiring an interest in property of any kind in which Nalco is interested. Nalco employees shall strictly follow any securities trading ‘‘black-out’’ directions issued by Nalco and its shareholders. Further information can be found in Nalco’s Insider Trading Policy and Procedures set forth in Attachment H.

Respect Nalco’s Policies

Nalco employees shall respect and comply with all Nalco policies, including those policies relating to Hiring, Placement and Termination; Safety and Health; Wage and Salary; Contracting; Attendance and Absenteeism; Benefits and Internet Usage.

Promote a Positive Workplace

Nalco will not tolerate harassment or discrimination of any kind – including but not limited to race, color, religion, gender, age, national origin, disability, and veteran or marital status. Nalco and all of its employees shall treat customers, employees and third parties with dignity and respect, and provide equal employment opportunities. Nalco and its employees shall also strive to be sensitive to the cultures and customs of the countries where Nalco operates and respect the communities and environment where it does business.

Nalco shall protect information regarding personnel and restrict disclosure to those who have a legitimate business reason for such information.

Amended and Approved
May 3, 2007

Maintain Financial Integrity

Nalco and its employees shall ensure that Nalco’s financial organization operates in an honest and transparent manner by complying with all applicable financial reporting and accounting regulations and all securities regulations. Nalco and its employees shall maintain corporate records and financial statements that properly and clearly reflect Nalco’s business transactions and disposition of assets. In addition, Nalco shall choose reputable third party auditors and cooperate with them in every reasonable manner.

Nalco and its employees shall not make false or misleading entries in any Nalco books, accounts or records, and no corporate assets should be used for illegal or improper purposes. Internal controls are critical to the proper conduct of Nalco’s business. All employees involved in creating, processing, and recording financial entries are responsible for the integrity of such entries. See Attachment C for more details about certain of Nalco’s Internal Controls.

Promote a Safe Environment

Nalco’s Safety Health and Environment, program is centered around the commitment to ensure a product’s safe evolution from concept through customer use to disposal, recycle or reuse. In order to ensure the safety and health of its employees, customers, and communities, and to preserve the environment, each employee is responsible for compliance with applicable regulations. In addition, Nalco’s employees should understand and continually implement Nalco’s safety, health and environment , sustainability principles as set forth in the Safety, Health and Environmental Awareness Handbook and the Safety, Health, Environmental and Sustainability Principles. (Attachment D)

Protect Nalco and Third Party Confidential Information

Nalco and its employees shall respect and protect Nalco’s confidential information and the confidences of suppliers and customers who may divulge proprietary or confidential business information. Nalco employees shall assume such information is confidential and not to be disclosed to the outside world.

Nalco and its employees shall not knowingly infringe any intellectual property right, including any valid patent or trademark. In addition, no employee shall copy any software licensed by Nalco unless authorized by the vendor, or use or possess any unlicensed software in his or her employment.

Prevent Conflicts of Interest

Nalco and its employees shall not – in practice or appearance – enter into transactions or circumstances where there are conflicting interests. A conflict of interest is an activity or interest that is inconsistent with or opposed to the legitimate best interests of Nalco. Nalco employees should avoid all situations where personal and professional interests interfere with, or appear to interfere with, Nalco’s interests. A conflict situation can arise when an employee takes actions or has interests that may make it difficult to perform his/her work objectively and effectively. Conflicts may also arise when an employee, officer or director or a family member receives improper personal benefits as a result of such employee’s position. Examples of conflicts of interest are:

•	Direct or Indirect ownership by an employee or family member of a significant financial interest in an outside enterprise that does business with Nalco or is a competitor with Nalco.

•	Acting as a broker or finder for the benefit of a third party in transactions involving Nalco or Nalco customers.

•	Any arrangement or circumstance which might dissuade an employee from acting in the best interest of Nalco.

Conflicts of interest may not always be clear-cut. When there are questions, an employee should consult with higher levels of management or the Legal Department.

Amended and Approved
May 3, 2007

Nalco buys and sells products based on quality, services, and price. The giving or receiving of gifts or entertainment must not affect our independent judgment or that of our customers. Giving or receiving cash gifts, directly or indirectly, is not permitted. Non-cash gifts valued at more than $100.00, whether direct or indirect, should not be given or accepted. Business entertainment is appropriate only if it meets the following criteria: (a) it is reasonable in nature and consistent with any country-specific business practices, (b) it is not concealed, (c) it cannot be construed as a bribe or kickback, (d) it is consistent with law, (e) it is associated with bona fide business discussions, activities or purposes and (f) it is not excessive. More definitive guidelines are set forth in Attachment E.

Deal and Compete with People Fairly

Nalco and its employees shall fairly compete and deal fairly and honestly with their customers, suppliers, competitors, officers and employees. No inappropriate or illegal means shall be used to gather information about competitors or customers. In addition to avoiding violations of antitrust laws, Nalco and its employees shall make no statements about competitors that are false, incomplete or otherwise unfairly misleading.

Protect and Properly Use Company Assets

Nalco employees shall recognize and avoid taking for themselves opportunities that properly belong to Nalco or are discovered through the use of corporate property, information or position. Nalco employees shall not use corporate property, information or position for personal gain or to compete with Nalco. Nalco and its employees shall protect Nalco’s property, equipment, facilities and other assets, and ensure their efficient use for proper Nalco business purposes. Employees, officers and directors who have access to or knowledge of confidential or non-public information from or about Nalco have obligations concerning use of such information for proper business purposes, and limiting their latitude to use such information to trade in securities

The Nalco computer systems and network shall be used for Nalco business purposes. Users shall observe the highest standard of behavior when using such systems, and follow Nalco’s computer, e-mail and internet policies. See Attachment F for more details.

International Business

Nalco and its employees shall comply with the various rules, regulations and laws that control international trade. The Foreign Corrupt Practices Act (FCPA) is a U.S. law that applies to the conduct of business with government officials from non-US governments and international organizations. It prohibits giving anything of value to foreign officials either directly or indirectly in order to obtain or retain business or to otherwise gain advantage. Any proposed incentive to be given to government personnel in order to secure an improper advantage is not permitted. Nalco officers, managers, employees, distributors and agents, in their relations with government agencies, customers or suppliers, shall not directly or indirectly engage in bribery, kickbacks, payoffs or other corrupt business practices. Nalco and its employees shall act properly and obey applicable legal restrictions and conditions in areas of trade sanctions, export controls, and international boycott requests.

Customs laws, which apply to intracompany and third-party transactions, require Nalco to determine the correct classification, value and country of origin of its imports. As an importer, Nalco will prepare proper import documentation, and will follow appropriate import procedures. See Attachment G for more details.

Engage Responsibly in Political Activities

Nalco and its employees each have the right to participate in the political process. However, each Nalco employee must at all times make clear that his or her personal views and actions are not those of Nalco. There are critical reasons for making this distinction between personal political behavior and corporate political behavior. For example, in the United States, federal law prohibits corporations from donating corporate funds, goods or services to candidates for federal offices. Political action

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committees are allowed to make federal contributions, but they are highly regulated. State and local laws also govern political contributions and activities as they apply to their respective jurisdictions, and similar laws exist in other countries.

Nalco’s Government Relations department coordinates Nalco’s lobbying efforts.

Report Illegal or Unethical Behavior

Each Nalco employee is obligated to report illegal or unethical behavior to a supervisor or to the Ethical Hotline. The failure by a Nalco employee to report illegal or unethical behavior, even if such employee has not engaged in such activity is a violation of this Policy. Nalco shall not permit retaliation of any kind by or on behalf of Nalco and its employees, officers and directors against good faith reports or complaints of violations of this Code or other illegal or unethical conduct. All employees should report violations of the Code, and can call the Ethical Hotline which is published on the Nalco website and phone directory.

Personal Accountability – Compliance with this Code

It is the responsibility of each Nalco employee, officer and director to comply with this Code.

Amended and Approved
May 3, 2007

Attachment A

Nalco Antitrust Law Compliance Policy (1/1/04)

1.    Statement of Policy

Antitrust laws have been enacted to protect and promote free enterprise and vigorous competition in the marketplace. Nalco fully supports the antitrust laws and it is Nalco policy that every employee familiarize himself/herself with these laws and be responsible for full compliance with them. Almost every aspect of business practices, from setting prices for products through relationships with competitors and customers is regulated by these laws.

The principle Federal antitrust laws are the Sherman Act, the Clayton Act, the Robinson-Patman Act, and the Federal Trade Commission Act. Many states have similar antitrust laws. Antitrust laws are enforced by the Justice Department, the Federal Trade Commission, state attorneys general and through civil litigation by individuals and companies. Civil and criminal liability is possible for individuals and corporations, including treble damage awards, fines and imprisonment.

The following is designed to provide a general understanding of the antitrust laws and their application to Nalco’s business. Any questions regarding specific business practices should be directed to the Legal Department. As an aid to understanding the impact of antitrust laws on business, discussion of their application has been divided between pricing, distribution, and general business practices.

2.    Penalties

Individual

Felony criminal charges can be filed against individuals for violation of the antitrust laws. Such charges are being brought more frequently and prosecuted successfully to deter others from violating the laws. Prison sentences of up to three (3) years and fines of as much as $100,000 can be, and are, imposed. Even without such penalties, the entire criminal procedure, e.g., arraignment, fingerprints, jury trial, bail, publicity and inquiry of friends and family, can result in serious personal losses to the individual and a permanent stain on his or her reputation.

Corporations

Fines up to $1,000,000 for each violation can be levied by the courts against corporations charged with criminal violation of the antitrust laws. Actions by state governments and private individuals, including class actions, often follow Federal actions or investigations. Although private antitrust actions have decreased in recent years, huge triple damage awards can still be won. Awards that can total in the hundreds of millions are a strong incentive to avoid private lawsuits.

Together, the criminal penalties, fines and large damage awards from state and private actions can add up to a tremendous amount of losses, including not only monetary loss, but also the loss of personal and business reputation and integrity. It is clear that the price Nalco Company and its employees might have to pay for violating the antitrust laws is very, very high.

3.    Pricing Practices

Pricing is an extremely sensitive antitrust subject. Price competition is the very heart of a free and competitive economy. A company is expected to make its pricing decisions independently and within certain legal boundaries. Price fixing, resale price maintenance and price discrimination among customers are pricing practices which are prohibited by the antitrust laws as restraints on free trade and thus destructive of competition.

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May 3, 2007

Price Fixing

Price fixing includes ‘‘any combination formed for the purpose and with the effect of raising, depressing, fixing or stabilizing prices of a commodity or service... ’’. Price fixing is considered to be so destructive of competition that it is ‘‘per se’’ illegal. When a charge of price fixing has been established, no defense or justification is permitted. It may be found from any arrangement between competitors to interfere in any way with the setting of prices by free market forces. This includes the setting of buying prices as well as selling prices. It may involve other activities which affect prices such as an agreement among competitors to limit production or capacity or the joint establishment of terms or conditions of sale other than price.

A price fixing conspiracy or agreement may be found to exist under a variety of circumstances. For example, such an ‘‘agreement’’ may be inferred from mere price discussions or exchanges of price information with competitors. Under certain circumstances, price uniformity among competitors alone can lead to a charge of price fixing, particularly when evidence exists of cooperation in keeping prices uniform or of behavior which is contrary to the best interests of the individual parties. Pricing information should never be exchanged or discussed with competitors, no matter how informal or innocent the situation may be. Agreements among competitors as to credit terms or on whether or not to grant credit are also considered price fixing. A determined effort should be made by all employees to avoid situations that could be viewed by anyone as an attempt by competitors to agree on or to influence prices. The price the Company and its employees could eventually have to pay is too high. Employees should pay particular attention to trade association meetings where competitors are present (See the discussion on trade associations.)

Resale Price Maintenance

Another form of price fixing exists whenever a seller interferes with the pricing independence of its distributors or retailers. This is known as ‘‘vertical’’ price fixing or ‘‘retail price maintenance’’ and it is also illegal under the Sherman Act (1890). Resale price maintenance may take a variety of forms, ranging from express agreements to fix resale prices to less direct arrangements, such as the giving of promotional allowances to distributors who adhere to suggested prices, wholesale pricing based on resale prices of chemicals, solicitation from dealers of assurances of compliance with a pricing program and coercion of dealers who do not maintain ‘‘suggested’’ prices, including refusals to deal with them. Any questions related to this area should be discussed with the Legal Department.

Price Discrimination

Price discrimination is regulated by the Robinson-Patman Act (1936). This Act makes it unlawful to sell commodities of like grade and quality at different prices within a reasonably close time period to two (2) or more purchasers that are in competition with each other, if there is a probability that the price discrimination will lessen or destroy competition or tend to create a monopoly. Price discrimination charges can be brought either by a competitor who is injured by the discrimination or by a disfavored customer who is injured. In addition to direct price discrimination, the Act may also forbid indirect price discrimination such as giving preferential credit terms, brokerage commission allowances, freight or delivery allowances, free goods or bonuses, promotional services, discounts or return privileges to some customers and not others. Subject to exceptions described below, the Act essentially forbids any business practices that would ultimately result in different customers paying different prices for the same product. Whether a product is the same depends on actual physical characteristics and uses. Changing a label on a drum does not make a different product.

Under the ‘‘meeting the competition’’ exception, it is permissible to offer one customer a lower price for a product in order to meet a legitimate price of a competitor. We may meet the lower offer, not beat it. Also, a lower price is permissible if the Company could show that the different prices were cost justified. These exceptions are complex, and their applicability to a particular situation should be discussed with the Legal Department.

Amended and Approved
May 3, 2007

Predatory pricing, that is, pricing intended to drive a competitor out of business or to damage its competitive position, is illegal under Robinson-Patman and may also constitute unlawful monopolization under the Sherman Act. Such pricing could include the unprofitable sale of a product below cost, continuous severe undercutting of a competitor’s prices or price cuts accompanied by unfair competitive practices. The predatory intent of a company is often inferred from memos, documents, statements and conversations by corporate officers and employees containing express or implied threats to put another company out of business or punish it. Circumstantial evidence of pricing policies, such as company size and course of conduct over a period of time, is also frequently used to build an antitrust case. Care should be taken to avoid even the appearance of predatory pricing in day to day business conduct and conversations. On the other hand, vigorous competition is not to be discouraged. It is the essence of our free economy.

It is also illegal to knowingly induce or receive a price discrimination from a supplier when that discrimination is unlawful under Robinson-Patman. A company, as a buyer, is not allowed to use its economic power to force price concessions from its suppliers.

Misrepresentation in Pricing

The Federal Trade Commission Act forbids any statement or use of prices that tends to convey a false impression of the value of a product or misleads the buyer. This can include such practices as false or misleading advertising of special prices or failure to disclose hidden charges in prices. The FTC Act has very broad coverage. Pricing practices that are unscrupulous or unethical or which violate the spirit or basic policies of the other antitrust laws may be prosecuted under the Federal Trade Commission Act as unfair methods of competition.

4.    Distribution Practices

Distribution and marketing systems, of primary importance to any manufacturer, can be fertile ground for the growth of antitrust violations. The use of practices such as refusals to deal, market and territorial allocations, reciprocal dealing and exclusive dealing would soon have the Federal Trade Commission and the Justice Department looking over a company’s shoulder and are a common source of complaints in private antitrust suits. These and similar business methods should be avoided in transactions through the distribution chain.

Refusals to Deal/Unilateral Refusals

Nalco, like every other seller, has a right to unilaterally select its customers and to refuse to deal with others. However, refusals to deal with certain potential customers can lead to antitrust violations when a seller is a dominant power in the market and uses that power unfairly. When used to restrain trade, as a lever for monopolization or as an unfair method of competition, refusals to deal are illegal. The type of refusal to deal most likely to be the target of an antitrust complaint or investigation is the termination of a distributor after receiving complaints by its competitors, particularly complaints of price cutting. Such a refusal is no longer unilateral, and a jury could infer that the conduct is part of a conspiracy among the seller and its other distributors. Terminations or threats of termination and refusals to deal must never by used to force customers to accept forbidden restraints such as price fixing. Distributor terminations should be handled very carefully after receiving legal review. However, a distributor termination should not create an antitrust problem when it is based on business judgment, with a legitimate business reason and with no anti-competitive motive or effect.

Refusals to Deal/Collective Refusals

Collective refusals to deal are called boycotts and are almost always ‘‘per se’’ illegal under the Sherman Act. Boycotts are agreements by two (2) or more parties not to buy from or sell to a third party or class. The boycotted party is effectively denied the freedom of doing business in the

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marketplace and the parties doing the boycotting are denied the freedom to decide independently whether to do business with the boycotted party. There is absolutely no legal justification for a boycott and Nalco employees should never participate in one.

Market Divisions Between Competitors

Nalco should never be involved with actual or potential competitors in the division of markets or customers. The only possible purpose of such divisions is to eliminate competition between the parties. Such actions would be considered a ‘‘per se’’ illegal restraint of trade – with no defense permitted.

Market Divisions Between Customers

It may not always be illegal to allocate market or territories among distributors. Such a ‘‘vertical’’ restriction would probably be viewed as reasonable providing that the company could show that it had a lawful purpose and did not unreasonably restrain trade. A number of factors are involved in considering the reasonableness of such a market restriction and legal advice should be sought before such a restriction is implemented.

Exclusionary Buying Arrangements

There can be a strong temptation for a manufacturer to attempt to control the buying practices of its customers so that they do not buy competing products. A customer can legally agree to exert its best efforts to use or to resell Nalco Company’s products, but placing actual buying restrictions on customers can lead to antitrust problems. These restrictions include exclusive dealing arrangements, requirements contracts and tying arrangements.

Exclusionary Buying Arrangements/Exclusive Dealing and Requirement Contracts

Both exclusive dealing arrangements and requirement contracts can be illegal if they foreclose from competitors a substantial amount of access to the market. In an exclusive dealing arrangement, the Company would sell chemicals to a customer only if that customer agreed not to deal in or use a competitor’s products. Under a requirements contract, often seen in a municipal bidding, a buyer would agree to purchase all or a major part of its needs for chemicals from Nalco. Exclusive selling agreements which would prevent Nalco from selling its products to any one else in a buyer’s territory can also be illegal. Such arrangements should be very carefully considered after advice from the Legal Department

Exclusionary Buying Arrangements/Tying Arrangements

Tying arrangements are often illegal under both the Clayton Act (1914) and the Sherman Act. In tying, a buyer is forced to take a product he/she does not want or need in order to get one he/she does want. For instance, one unlawful practice is using a valid patent license to make a buyer buy the product used in the patented process. Tying limits the free choice of the buyer and denies competitors access to the market for the ‘‘tied’’ or ‘‘forced’’ product. Separate products should never be tied together without careful consideration of the very few exceptions and after legal advice.

Exclusionary Buying Arrangements/Reciprocal Dealing

Purchase should be made on the basis of quality, service and price. Nalco should never agree, either expressly or implicitly, to buy raw materials, services or supplies from a supplier only if the supplier will buy chemicals from Nalco. Such an agreement, whether both parties have equal purchasing power or one is coercing the other, forecloses the market to competitors who may have better products and encourages monopolies. Nalco can buy from a customer unilaterally and voluntarily based on fairness or to maintain a good business relationship without raising antitrust problems.

Amended and Approved
May 3, 2007

5.    General Business Practices

Unfair Methods of Competition

Unfair methods of competition and unfair or deceptive acts or practices affecting commerce are prohibited by the Federal Trade Commission Act (FTC Act). Included here are acts that violate the other antitrust laws and conduct that, given time, may mature into a violation. Protection of the public is the motivating force behind the FTC Act. Business practices that are unethical or unscrupulous, that misrepresent or mislead the public or that violate the spirit of the antitrust laws are open to challenge by the FTC under the FTC Act.

Trade Associations

Trade association activities among competitors to promote the chemical industry or a particular segment of it are lawful as long as there is no negative effect on competition. Any conduct that is unlawful for an individual is unlawful when practiced by associations. Individual members of an association are held liable for the association’s activities if they are aware, or should be aware, that antitrust laws are being violated. The Company should not belong to any association that disseminates to its members individual, current or future pricing or statistical information or that attempts to stabilize the industry, encourage price uniformity or reduce competition.

Monopolization

Anyone who monopolizes, attempts to monopolize or conspires with others to monopolize any part of trade or commerce among the states or with foreign nations faces civil and criminal liability. Trade or commerce includes the manufacture and sale of particular chemicals and equipment for use with chemicals and services. Nalco could acquire monopoly power and maintain it legally and fairly because of business acumen, superior skills or products, natural advantages, valid patents or trademarks. However, once a company has monopoly power (usually defined by a large market share), it must use only fair and lawful practices to maintain that share.

Mergers and Acquisitions

Major corporate acquisitions can be illegal where the effect of the acquisition may be substantially to lessen competition or tend to create a monopoly. When the corporations involved in an acquisition or merger meet the minimum size and dollar standards of the Hart-Scott-Rodino Act, pre-acquisition notification and waiting period requirements are imposed. Acquisitions and mergers must be carefully evaluated for potential antitrust problems.

International Transactions

The business activities of Nalco and its subsidiaries outside of the United States are still covered by American antitrust laws when those activities affect trade and commerce in the United States or its territories. International business activities are also governed by the antitrust laws of foreign governments. At times, these laws may differ from American antitrust law and policy.

6.    Practices to Avoid

Nalco employees shall avoid:

1.	Discussing prices, terms, conditions of sale or exchanging price lists with a competitor.

2.	Complaining to a competitor about his/her pricing policies or listening to his/her complaints about the Company’s prices.

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May 3, 2007

3.	Entering into an agreement with a competitor to fix, increase, lower or stabilize prices or to follow a particular pricing policy.

4.	Giving even the appearance of wrongdoing by talking or writing about ‘‘the industry price’’, ‘‘violating industry policy’’ or ‘‘stabilizing prices’’.

5.	Agreeing with competitors to stop bidding competitively, to compare bids prior to submission, to make identical bids, to bid higher than another’s bid or make fictitious or fraudulent bids.

6.	Selling identical chemicals or equipment to two or more customers that compete with each other at different prices unless one of the Robinson-Patman exceptions clearly applies and legal advice has been sought.

7.	Offering advertising or promotional allowances, discounts or other payments to some customers, but not to others similarly situated, without legal advice.

8.	Entering into agreements with distributors or resellers to fix the distributors’ resale prices.

9.	Refusing to deal with a distributor or reseller or attempting to threaten or coerce him/her because he/she does not follow suggested resale prices.

10.	Linking the price of the Company’s products to a distributor’s or reseller’s resale price or offering discounts or allowances to obtain compliance.

11.	Refusing to deal with a customer or threatening refusal or terminating a distributor for other than legitimate business reasons.

12.	Terminating one distributor at the request of another. Make any such decision unilaterally and independently.

13.	Agreeing to boycott a potential customer or supplier.

14.	Agreeing to divide customers’ territories or product markets with competitors.

15.	Imposing customer or territorial restraints on distributors without legal advice.

16.	Tying products together and insisting that a customer take one to get the other.

17.	Agreeing to sell products or services to a customer only if the customer agrees not to buy a competitor’s product.

18.	Agreeing with a supplier not to buy its competitor’s products.

19.	Agreeing with a customer not to sell to the customer’s competitors.

Amended and Approved
May 3, 2007

Attachment B

Records Retention Policy (1/1/04)

Policy Statement

The Nalco Records Retention Policy (the ‘‘Policy’’) establishes Nalco’s requirements for the retention, filing and destruction of Nalco business records and documents. Although the guidelines are detailed, application of these guidelines to specific documents and matters requires employees responsible for following the Policy to apply their good judgment and common sense. In making decisions, employees are encouraged to consult with their supervisors or the Legal Department if they have questions or need additional guidance.

It is Nalco’s policy that business records and documents shall be maintained for easy access and retrieval and that unnecessary records and documents should be discarded promptly in accordance with this Policy. For purposes of this Policy, ‘‘documents’’or ‘‘records’’ include all forms of media on which information may be stored including paper, electronic, microfiche, magnetic, photographic, video or audio. All records and documents generated in connection with Nalco’s business shall at all times be the property of Nalco.

NOTWITHSTANDING THIS POLICY, NO RECORD OR DOCUMENT MAY BE DESTROYED AFTER NALCO RECEIVES NOTICE OF THE COMMENCEMENT OF ANY LITIGATION OR INVESTIGATION THAT MAY REQUIRE PRODUCTION OF THAT RECORD OR DOCUMENT.

Amended and Approved
May 3, 2007

Retention Guideline Goals

The guidelines which Nalco sets by this Policy are meant to meet the following goals:

1.	All records shall be retained for the period required by applicable state and federal laws and regulations. Nalco offices located outside the United States shall also comply with any local rules relating to retention of business records and documents.

2.	All records necessary for business purposes shall be retained for a period of time that will reasonably assure the availability of those records when needed.

3.	Records vital to the ongoing operations of Nalco shall be identified and appropriately safeguarded.

4.	All records not necessary for legal or business reasons and not required to be retained by law or regulation shall be destroyed in order to reduce the cost of storing, indexing and handling the vast amount of documents that would otherwise accumulate.

5.	Destruction of records shall take place only in compliance with the Policy in order to avoid any inference that any document was destroyed in anticipation of a specific problem.

6.	Documents that are not otherwise subject to retention for business reasons may need to be retained because of unusual circumstances, such as litigation or a government or internal investigation. If for any reason it is felt that an unusual circumstance exists or arises, the Legal Department should be notified immediately. When litigation or an investigation occurs, the Legal Department will notify the appropriate departments and direct that the relevant categories of documents be designated for retention until further notice.

7.	The privacy and security of records shall be appropriately assured.

8.	Records such as notes, memoranda, letters, reports, laboratory notebooks, computer disks, tapes etc. maintained in individual offices, at home, or any other offsite location are subject to this policy and shall be handled accordingly.

Department Compliance

Each Department Manager shall be responsible for assuring compliance with document retention and disposal standards in his or her Department.

Exceptions

Requests for exceptions to the general requirements of this Policy and the specific requirements of the Document Retention and Disposal Guidelines shall be submitted to the Legal Department.

Record Retention Guideline

These Guidelines set forth the periods for retention and destruction of business records and documents for internal use. Each department is responsible for following these guidelines and monitoring its compliance with them on a regular basis.

At the expiration of the specified retention period and after obtaining any necessary approvals, records (in all forms, including hard and electronic copies) shall be disposed of by means appropriate to their nature or level of confidentiality, e.g., shredding, recycling or deleting.

These Guidelines shall apply to all documents and records irrespective of the medium in which they exist (e.g. paper, video or audio tape, microfilm or microfiche, or hard drive, disk or other electronic storage device).

When directed by the Legal Department, documents and records shall be retained and not disposed of, notwithstanding these guidelines.

Amended and Approved
May 3, 2007

E-Mail Messages

Employees are expected to apply these Guidelines to their mail and files contained in or transmitted through the Nalco Lotus Notes mail system. Pursuant to the file retention policy for Lotus Notes, the mail in each users e-mail folders will be automatically purged after 90 days. Since some of the mail and documents transmitted through the e-mail system should be retained for longer time periods, it is the duty of each employee to regularly review and archive or otherwise save such documents in compliance with these Guidelines. Furthermore, when the retention time period under these Guidelines has lapsed for a document, it is the obligation of each employee to delete any digital copy of such document from his/her computer system or other media, as well as destroy any hard copy of such document in his/her possession.

Amended and Approved
May 3, 2007

Guideline Retention Periods

Letters and Memoranda

Description of Record or Document	Retention Period
Routine letters, copies of interdepartmental or other company correspondence, chronological correspondence files, letters or complaints.	1 year
Letters and memoranda that explain but do not establish company policy, collection letters after account is paid	5 years
All letters and memoranda that relate to patents, trademarks, copyrights, bills of sale, permits, and other similar documents. Letters denying liability on the part of Nalco.
Letters which constitute all or part of a contract or which are important as amendments to or supplements of a contract	For the life of the principal document which any letter supports
Telephone logs, transmittal letters and calendars	1 year

General Corporate Records

Proxies for election of directors	10 years
Documents related to divested businesses	Review by Legal Dept. for destruction 15 years after divestiture
All other General Corporate Records, such as records of incorporation, by-laws and amendments thereto for the Company and subsidiaries, qualification to do business in states and related records, federal and state registration documents, portfolio trading records, corporate seals, dividend records, minute books, annual reports, quarterly reports and proxy material, shareholder proxies (except for those related solely to the election of directors), SEC filings, and other Nalco disclosure documents used in connection with the placement of securities and documents related to the acquisition of any continuing business	Permanent
Financing documents, credit agreements, loan agreements, commitments, etc.	Review by Legal Dept. for destruction 10 years after satisfaction or termination
Cancelled stock certificates	Permanent

Amended and Approved
May 3, 2007

Legal Files and Papers

Litigation Files (including correspondence, depositions, discovery, and pleadings)
• Major litigation	1 year after expiration of final appeals or time for filing of fund appeals
• General litigation	1 year after expiration of final appeals or time for filing of final appeals
Legal memoranda and opinions	5 years after close of matter with review by General Counsel (review for historic value or utility)
Written contracts	2 years after completion of the contract, but in no event less than 10 years
Government contracts	5 years after completion of performance under contract, but in no event less than 10 years
Sales contracts	2 years after completion of the contract, but in no event less than 10 years
Commercial contracts and related documents	2 years after completion of the contract, but in no event less than 10 years
Leases and mortgages	2 years after completion, but in no event less than 10 years
Licensing, agency and distribution agreements	2 years after completion, but in no event less than 10 years
Consulting agreements and employment agreements	2 years after completion of the contract, but in no event less than 10 years
Corporate loan and note/bond issuance agreements and documents	10 years after satisfaction of loans
Agreements relating to Company owned or leased real estate	10 years after disposition of real estate with approval of General Counsel
Drafts of contracts (after definitive contract is executed), work notes and working files, duplicates and similar documents	Discard when final agreement is executed

Amended and Approved
May 3, 2007

Human Resources

Employee benefit plans and amendments	Permanent
Employee benefit plan determination letters	Permanent
Records of employee service and eligibility for benefits. Required personal information on employees and former employees.	Permanent
Records of plan administrator setting forth authority to pay.	Permanent
Records of benefits paid to employees or beneficiaries	6 years after final payment
Reports of benefit plans filed with Department of Labor or IRS	6 years after filing
Personnel
Original union agreements	Permanent
Invention assignment forms	Permanent
Records showing employee exposure to potentially hazardous substances	Permanent
Medical histories or health data	Permanent
Earnings records (general)	Permanent
Employee personnel records	5 years after termination
Employee handbooks	Permanent
Unsolicited applications and resumes	1 year
Advertised job openings	1 year from date of non-hire decision
Attendance records and wage and salary surveys, census reports and headcount comparisons	3 years
Job descriptions	3 years after superseded
Affirmative action programs. EEO-1 and EEO-2 employer information reports.	5 years after superseded
Commissions/bonuses, incentives, awards	7 years
Individual contracts of employment, consulting agreements and employment agreements	7 years after termination
All other personnel documents, such as employee handbooks, medical histories or health data, and earnings records	Permanent

Amended and Approved
May 3, 2007

Payroll

Time Sheets	4 years
Employee Deduction Authorizations	5 years after termination
Payroll Registers (gross and net)	7 years
Employee earnings master files	Permanent
Labor reports	Permanent

Insurance Records

Insurance policies	Permanent
Certificates of insurance issued on behalf of Nalco	5 years after expiration
Certificates of insurance issued to Nalco	Permanent
Insurance records – audits	5 years after final adjustment
Group Insurance Plans
• Active employees	until plan is amended or terminated
• Retirees	Permanent or until 6 years after death of last eligible participant
Claims Files
• Group Life	5 years after close
• Loss runs and annual loss summaries	10 years
• Workers compensation	10 years after close
• Long-term disability	10 years after return to work, retirement or death
Release/Settlements	Permanent
Inspections	5 years

Amended and Approved
May 3, 2007

Plant and Real Estate

Original purchase, sale or lease agreements of plant facility	Permanent
Fixed asset ledgers	5 years plus consent of Controller
Property deeds, easements, rights of way, and other real estate records and documents	10 years after disposition of the property with General Counsel’s approval
Property insurance policies	Permanent
Leases and mortgages and agreements relating to Company facilities	See Contracts
Construction plans and drawings	Permanent
Visitor, alarm, error and other logs	1 year

Accounting and Finance

General Financial Records

Annual plans and budgets	5 years
Strategic plans	1 years after termination of plan period
Accounts receivables	5 years
Bank statements, cancelled checks, monthly financial statements, original copies of accounts payable invoices and employee expense reports	5 years
General ledgers	Permanent
General ledger detail	5 years
Annual audited financial statements	Permanent
Annual audit work papers	5 years
Monthly financial statements	5 years
Bank statements and cancelled checks	5 years
Accounts and trade payables	5 years
Sales	5 years
Inventory records	5 years

Amended and Approved
May 3, 2007

Tax Records (The following retention time periods are subject to specific statutes of limitation governing each return and the necessity to keep documents for years which remain open pending settlement with the taxing authority.)

Payroll tax records, excise tax records, sales and use tax records	7 years
Tax returns, tax bills, receipts and statements and tax work paper packages	Permanent

Research and Development

Original patents, trademarks and copyrights	Permanent
Minutes of technical meetings	Permanent
Invention and notebooks, test data and invention records	Permanent
Quality control data and production data	15 years

Engineering

Lab test reports	10 years
Product tooling, design, specifications, blueprints and research data	Permanent
Engineering change forms	10 years
Work orders, bills of material, performance testing	5 years

Production

Inspection, maintenance and production reports	5 years
Formulae and manufacturing procedures	Permanent
Equipment records	5 years
Production schedules	1 year

Quality Control

Inspection and test records	15 years
Customer service, material substitution and returned goods records	5 years
Supplier quality data	5 years

Transportation

Freight bills	3 years
Freight claims	1 year after settlement
Bills of lading	1 year after delivery

Amended and Approved
May 3, 2007

Sales and Marketing

Marketing surveys, plans and programs	5 years
Copy of packaging materials and instructions	15 years
Customer order and correspondence files	5 years
Advertising copy and presentations	5 years
Records related to exports	5 years
Personal service reports	5 years
Call reports	5 years
Customer presentations and proposals if no sale results	2 years
Customer presentations and proposals if sale results	5 years after expiration
Price lists	5 years
Sales report details	2 years

Credit

Credit applications, approval forms and reports	1 year after account becomes inactive
Collection files	1 year after legal settlement and satisfaction
Customer financial statements	Until superceded
Security agreements and financing statements	5 years after satisfaction

Procurement

Purchase orders	10 years
Vendor files	6 years
Quotations and requisitions	6 years

Safety, Health and Environment

OSHA forms and occupational injury records	5 years
Material Safety Data sheets	Permanent
Employee medical records	Permanent
Environmental site files and permits	Permanent
Hazardous waste disposal records	5 years

Amended and Approved
May 3, 2007

General

Trade association materials, books, professional periodicals, published reports	Review annually by appropriate department for necessity
Consultants’ reports, departmental budgets and related material	3 years
Major speeches by corporate officers	4 years, then department review for historical value
Charitable contribution records	5 years
Department Policy and Procedure Manuals
• Originating department	Permanent
• Recipients	Current Version

Amended and Approved
May 3, 2007

Attachment C

Certain Internal Control Policies (1/1/04)

Sensitive Payments

Nalco shall maintain Corporate records and financial statements which properly reflect its transactions. Nalco shall cooperate with its outside auditors in every reasonable manner.

Nalco policy regarding certain areas of activity is as follows:

1.	Nalco funds and facilities shall not be used to unlawfully assist a candidate for any public office in any country or jurisdiction. Where such assistance is legal, the specific prior approval of the Chief Executive Officer of Nalco is required.

2.	Nalco shall not engage in bribes or kickbacks to any individual employed by a customer, whether governmental or private, for the purpose of achieving the purchase of Nalco products or service by such customers.

3.	Nalco shall not use an agent or consultant for an indirect payment to any individual employed by a customer, whether governmental or private, to induce the purchase of Nalco products or services by such customer. Commission and fee arrangements should be competitive as to amount and should be commensurate with services actually performed.

4.	Gifts or entertainment shall be consistent with accepted good business practice and custom. Gifts and entertainment should be of a nature which will avoid any implication that they are part of an ‘‘understanding’’ that Nalco goods or services will be purchased.

5.	No employee shall make any false or misleading entries in the Corporate or financial records of the Company. In addition, no employee shall misrepresent or withhold meaningful information from Nalco’s auditors.

6.	The documentation evidencing each transaction effected and each payment made on behalf of Nalco shall fairly represent the nature of the transaction or the purpose of the payment. All entries in expense reports shall fully and accurately disclose the purpose for which the expenditure was made. Similarly, any withdrawals from a ‘‘petty cash account’’ shall be supported by appropriate documentation.

7.	No employee shall have knowledge of a ‘‘sensitive payment’’ as used herein without reporting it to a supervisor or to the Ethical Hotline as described in the Code of Ethical Business Practices.

Amended and Approved
May 3, 2007

Attachment D

Safety, Health, Environmental and Sustainability Principles and Awareness Handbook (9/1/05)

Safety, Health, Environmental and Sustainability Principles

Nalco manages its global operations with concern for the health and safety of individuals, the environment and with a commitment to global sustainable development. We operate by the following principles:

•	Conduct business in a safe, secure and environmentally sound manner, consistent with Responsible Care®, the chemical industry’s commitment to ensuring a chemical product’s safe evolution from concept through customer use, to disposal, recycle or reuse.

•	Develop environmentally sustainable and safe solutions – through our products, processes and technology – that bring value and confidence to our customers, employees, communities and our business.

•	Comply with applicable laws and regulations and apply responsible standards where laws and regulations do not exist.

•	Operate our facilities in a resource-efficient manner that protects the environment and the health and safety of our employees, contractors and the communities in which we operate.

•	Strive for continuous improvement in the area of safety, health and the protection of the environment with the goal of zero injuries, illnesses, incidents, waste generation and emissions.

•	Train all employees to work safely, preventing injuries to themselves and others, avoiding damage to property and protecting the public interest.

•	Ensure procedures are in place to implement these principles and communicate openly about environment, health and safety issues.

•	Support of these principles by all levels of management and all employees.

For more detailed information concerning environmental, health and safety matters, see ‘‘The Nalco Company Safety, Health and Environment Awareness Handbook for U.S. facilities.’’ This Handbook summarizes the principal environmental, health and safety laws. The Handbook is not intended to be a comprehensive discussion, rather it is designed to alert Nalco employees to the principal areas of environmental, health and safety laws so that each can better determine when to seek expert assistance on particular matters.

It is each employee’s responsibility to become familiar with environmental, health and safety laws and regulations. This will help ensure that all are aware of the risks associated with Nalco’s business, and that corporate activities fully comply with these laws and rules. When in doubt, an employee should ask first before acting. In this way, all contribute to the success of Nalco’s ongoing environmental, health and safety compliance program.

Amended and Approved
May 3, 2007

Attachment E

Conflicts of Interest and Entertainment Policies (1/1/04)

In general, a conflict of interest, insofar as it may affect Nalco, may be defined as an activity or interest which is inconsistent with or opposed to legitimate Nalco’s best interests. Nalco expects from its employees complete and undivided loyalty to its interests. It is not possible to identify all activities or interests which might be considered to be in conflict with the interests of Nalco, but the following are certain prohibited activities:

1.	No employee or member of his/her immediate family shall have any interest, direct or indirect, in any organization which has business dealings with Nalco except (1) when such interest comprises securities in widely held corporations which are traded regularly in recognized security markets, and such interest is not in excess of 1% of the issued securities of such corporation; or (2) when such interest has been fully disclosed to the Chief Executive Officer of Nalco for a determination as to the substantiality of such interest and the propriety of retaining it;

2.	No employee shall serve as an officer, director, employee or consultant of another company or organization which is a competitor of Nalco or which is doing or seeking to do business with Nalco, except that with the knowledge and consent of the Chief Executive Officer of Nalco such employee may serve as a director of a corporation which is doing business with Nalco, where no competitive situation is present;

3.	No employee or member of his/her immediate family shall seek or accept, or offer or provide, directly or indirectly, from or to any individual, partnership, association, corporation or other business entity or representative thereof, doing or seeking to do business with Nalco, loans (except with banks or other financial institutions), services, payments, excessive entertainment, any gift of more than $100 or gifts of money in any amount;

4.	No employee or member of his/her immediate family shall benefit personally from any purchase of goods or services of whatever nature by Nalco, or derive personal gain from actions taken or associations made in his/her capacity as an employee of Nalco;

5.	No employee or member of his or her family shall receive any incentive-based compensation payments or derive incentive-based gains from any third parties conducting business with Nalco.

6.	No employee shall use or reveal (without proper authorization) to a third party, any confidential product information, data on decisions, plans or any other information concerning Nalco;

7.	No employee shall use, or permit others to use, Nalco employees, materials or equipment improperly for personal purposes;

8.	No employee shall appropriate to himself or herself, nor divert to any other person or entity, a business or financial opportunity which the employee knows, or reasonably could anticipate, Nalco would have interest in pursuing;

9.	No employee shall have knowledge of a ‘‘Conflict of Interest’’ as used herein without reporting it to a supervisor or to the Ethical Hotline as described in the Code of Ethical Business Practices; and

10.	Any request for waiver of this policy shall be brought to the Chairman’s Committee for review and approval.

Amended and Approved
May 3, 2007

Attachment F

E-Mail and Computer System Usage Policy

Nalco E-mail Usage Policy

Intent

The intent of this document is to establish policies for use of Nalco IT resources for e-mail services, while protecting Nalco security and assets. This policy addresses internal Nalco e-mail, Internet e-mail, and other external e-mail. E-mail users are advised that e-mail communications are not subject to personal privacy and may be disclosed pursuant to public disclosure laws and rules of discovery in the event of lawsuits.

Scope

This e-mail policy applies to all Nalco e-mail users, including consultants, contractors, or part-time employees, who are provided access to the Nalco e-mail system. Third parties should only be provided access to the Nalco e-mail system as necessary for a business purpose with Nalco and only if all applicable rules are followed. This policy applies to e-mail sent via Nalco’s internal e-mail system or via the Internet using Nalco resources.

Policy Statement

1.    General Usage

a.	Nalco e-mail systems must not be used to transmit or receive statements containing any material that is offensive, defamatory or threatening to others or any statement unrelated to Nalco’s business interest (excepting only reasonable personal communications).

b.	Nalco’s e-mail system must not be used to produce or distribute ‘‘chain mail’’, propagate e-mail hoaxes, operate a business or make solicitations for personal gain or on behalf of outside organizations.

c.	Communications must not be made that attempts to hide the identity of the sender or to represent the sender as someone else from Nalco.

d.	Users of the Nalco e-mail system must comply with requirements of local law and privacy directives.

e.	Advertising, marketing or promotional campaigns that incorporate e-mail communications require prior review by the Communications Department.

2.    No Expectation of Privacy

a.	E-mail from an internal system and/or the Internet, is NOT private (unless otherwise dictated by local law).

b.	All e-mail messages, (whether created or received) are the property of Nalco. If there is concern about potential public disclosure or internal disclosure, e-mail should not be used.

c.	Deleting e-mail messages from a computer does not guarantee it has been erased from the system. Employees should use good judgment when creating e-mail and always assume that it is discoverable.

d.	Management reserves the right to retrieve and/or review e-mail messages to monitor or prevent misuse of the system, to measure employee responsiveness, or during the investigations of improper or illegal activities.

Amended and Approved
May 3, 2007

3.    E-mail Storage Requirements

a.	Management reserves the right to purge e-mail from Nalco computer systems on an ‘‘as needed’’ basis, after aging of over 90 days. Any messages that may be needed beyond 90 days should be copied or moved to another storage location.

b.	If instructed by the Legal Department, e-mails shall be retained for longer periods of times as necessary to respond to pending litigation.

4.    Security Requirements

a.	Nalco’s e-mail system must not be used to transmit or receive trade secrets, copyrighted materials or confidential and restricted information unless specific permission is obtained from the owner or sender.

b.	To maintain the security of an individual’s e-mail account and the overall system, it is important to control the access given to others. Individuals must not provide others with their e-mail ID and password. E-mail passwords must be changed on a regular basis.

c.	Automatic forwarding of e-mail to non-Nalco or internal Nalco accounts is prohibited.

d.	Users are prohibited from modifying or tampering with the security parameters within Nalco’s e-mail systems. Users making unauthorized changes to the e-mail system security parameters are in violation of this Policy.

Compliance

Failure to comply with this policy will lead to corrective action up to and including termination of employment or civil and/or criminal prosecution. Issues of non-compliance with this policy and imposition of penalties shall be addressed by the Chief Information Officer and the Vice President of Human Resources.

This policy is subject to the retention requirements stated in Nalco’s Document Retention Policy.

Responsiblities

1.	The ISSC-Information Services Steering Committee is responsible for approving policies, approving changes made to policies and supporting the objectives of this policy.

2.	Management and the Information Security Organization are responsible for implementing this policy and administering its security in compliance with this policy.

3.	All employees including permanent, part-time and contract employees are required to comply with this policy.

4.	The content and maintenance of a user’s electronic mailbox is the users responsibility and include:

•	Check e-mail daily and remain within the limited disk quota.

•	Delete unwanted messages immediately since they take up disk storage.

•	Keep messages remaining in your electronic mailbox to a minimum.

•	Mail messages can be downloaded or extracted to files then to disks for future reference.

•	Never assume that your E-mail can be read by no one except yourself, others may be able to read or access your mail.

Nalco Internet Usage Policy

Intent

The purpose of this standard is to outline the acceptable use of the Nalco Internet resources. These rules are in place to protect Nalco as well as the employee. Inappropriate use exposes Nalco to risks including virus attacks, compromise of network systems and services, breach of confidential information, and legal Issues.

Amended and Approved
May 3, 2007

Scope

This standard applies to all workers including, contractors, consultants, temporaries who access the Internet using Nalco computing or networking resources, as well as those who represent themselves as being connected in one way or another with Nalco. All Internet users are expected to be familiar with and comply with this standard.

Policy Statement

1.    General

The variety of resources, services, and interconnectivity available via the Internet all introduce new opportunities, as well as new risks. In response to these risks, this policy describes the position of Nalco regarding employee use of the Internet.

2.    Personal Use

Use of Nalco computing resources for personal purposes is permissible so long as the incremental cost of the usage is negligible, and so long as no Nalco business activity is preempted by the personal use. Employees must not employ the Internet or other internal information systems in such a way that the productivity of other workers is eroded.

3.    Unacceptable Use

The following activities are, in general, prohibited. Employees may be exempted from these restrictions during the course of their legitimate job responsibilities. Under no circumstances is an employee of Nalco authorized to engage in any activity that is illegal under local, state, federal or international law while utilizing Nalco-owned resources including Internet access. The list below is by no means complete, but attempts to provide a framework for activities that fall into the category of unacceptable use.

a.	Violations of the rights of any person or company protected by copyright, trade secret, patent or other intellectual property, or similar laws or regulations, including, but not limited to, the installation or distribution of ‘‘pirated’’ or other software products that are not appropriately licensed for use by Nalco.

b.	Posting or referring to Nalco company business, activity or name on a public or private Web blog is strictly prohibited.

c.	Using a Nalco computing asset to actively engage in procuring or transmitting material that is in violation of sexual harassment or hostile workplace laws in the user’s local jurisdiction.

d.	Making fraudulent offers of products, items, or services originating IT on any Nalco account.

e.	Executing any form of network monitoring (sniffing) which will intercept data not intended for the employee’s host, unless this activity is a part of the employee’s normal job responsibilities.

f.	Using any program/script/command, or sending messages of any kind, with the intent to interfere with, or disable, a user’s terminal session, via any means, locally or via the Internet/Intranet/Extranet.

g.	Accessing, viewing, soliciting or downloading materials that have sexual, pornographic, violent, discriminatory or profane content is prohibited. Repeated attempts to access Websites that are blocked by Nalco filters are also prohibited.

h.	All non-text files downloaded from non-Nalco sources via the Internet must be screened with virus detection software prior to being used.

Amended and Approved
May 3, 2007

i.	Automatic updating of software or information on Nalco computers via background ‘‘push’’ Internet technology is strictly prohibited.

j.	Misrepresenting, obscuring, suppressing, or replacing a user’s identity on the Internet or any Nalco electronic communications system is forbidden.

k.	Posting unencrypted Nalco material on any publicly accessible Internet computer which supports anonymous FTP or similar publicly accessible services, unless the posting of these materials has first been approved by the by management is prohibited.

l.	All users wishing to establish a real-time connection with computer resources on the Nalco Intranet via the Internet must authenticate themselves at a perimeter device (e.g. firewall, AAA server) before gaining access to the Nalco Intranet.

Compliance

Failure to comply with this policy will lead to corrective action up to and including termination of employment or civil and/or criminal prosecution. Issues of non-compliance with this policy and imposition of penalties shall be addressed by the Chief Information Officer and the Vice President of Human Resources.

This policy is subject to the retention requirements stated in Nalco’s Document Retention Policy.

Responsibilities

1.	The ISSC-Information Services Steering Committee is responsible for approving policies, approving changes made to policies and supporting the objectives of this policy.

2.	Management and the Information Security Organization are responsible for implementing this policy and administering its security in compliance with this policy.

3.	Employees are responsible for exercising good judgment regarding the reasonableness of Internet access using Nalco network and IT resources.

4.	Compliance to the Internet Usage Standard will be audited and enforced by random auditing by the network support group and the Nalco Information Security Organization. Comprehensive audit logs will be maintained and reviewed by the network and server support groups on an ongoing basis to detect non-compliance and abuse.

Software Piracy Policy

Unlicensed duplication or use of any software program is illegal and can expose the employee and Nalco to civil and criminal liability under copyright law. The information contained below has been sanctioned by the Information Services Steering Committee (ISSC).

Software Piracy and Copyright Infringement is a growing problem for companies worldwide. The unauthorized copying of personal computer software or copyrighted material for use in the office or at home, or ‘‘sharing’’ of software among friends, is the most pervasive form of piracy encountered and is estimated to be responsible for more than half the total revenues lost by the software industry. Pirated software places the company at risk for legal prosecution including substantial fines.

It is the policy of Nalco to respect all computer software copyrights and to adhere to the terms of all software licenses to which Nalco is a party. Nalco shall take all steps necessary to prohibit users from duplicating any licensed software or related documentation for use either on Nalco premises or elsewhere unless Nalco is expressly authorized to do so by agreement with the licensor. Unauthorized duplication of software may subject users and/or Nalco to both civil and criminal penalties under the United States Copyright Act. Nalco may suffer substantial financial penalties if employees and/or

Amended and Approved
May 3, 2007

contractors use software in any manner inconsistent with the applicable license agreement, including giving or receiving software from clients, contractors, customers and others. The statements below about United States law are for reference only and are intended to raise awareness to the existence of these laws and the associated penalties in this and other countries.

For example, in late 1992, Congress passed an amendment to Title 18, United States Code, instituting criminal penalties for copyright infringement of software. The penalties include imprisonment of up to five years, fines up to $150,000 or both, for the unauthorized reproduction or distribution of 10 or more copies of software with a total retail value exceeding $2500. United States law prohibits duplicating software for profit, making multiple copies for use by different users within an organization, and giving an unauthorized copy to another individual. If caught with pirated software, the employee or employee’s company may be tried under both civil and criminal law. A civil action may be instituted for injunction, actual damages (including infringer’s profits), or statutory damages up to $100,000 per infringement. Criminal penalties for copyright infringement include fines up to $250,000 and jail terms up to five years, or both.

The United States Government has been an active participant in protecting the rights of copyright owners. When the Business Software Alliance (BSA) conducts a raid, Federal Marshals or local law enforcement officers also participate. Federal Judges have shown their intolerance of copyright violators by handing down increasingly large damage awards against those who do not comply with the law. The IS Department will, in due course, carry out inventory on hard disks and ascertain that licenses exist for each copy of a software product resident on the hard disk. If unlicensed copies are found, they will be deleted and if necessary, replaced with licensed copies.

Nalco shall license all software loaded on its computers. Users are not allowed to load software on any Nalco computer that was not provided or explicitly authorized by Nalco Information Services. For the purpose of this policy, printer or other-device drivers are considered licensed software approved by Information Services.

All copyrighted files loaded on the computer must be licensed by the company. Use of software designed to illegally share copyrighted material such as music files is prohibited.

Nalco considers violation of copyright laws to be theft. Violation of this policy may result in disciplinary action up to and including termination of employment and /or civil liability.

Nalco reserves the right to inspect its computer systems to ensure compliance of its policies.

Nalco reserves the right to monitor, suspend, and/or limit a user’s access to ensure compliance with Nalco policies, federal, state and local laws.

Users agree to adhere to all relevant federal, state and local laws applicable to their computer use. Nalco reserves the right to release a user’s identity to an appropriate authority to comply with an investigation into computer misuse.

Any copyrighted material loaded on a Nalco computer that is in violation of this policy shall be removed immediately.

Employees having a valid business reason requiring the use of software not provided by Nalco, or having questions regarding compliance with this policy, should contact their local help desk.

Amended and Approved
May 3, 2007

Attachment G

U.S. Sanctions Programs, Antiboycott, Export
Control and Corrupt Practices Law Compliance (10/31/05)

Nalco and its employees may incur significant civil and/or criminal penalties for violating U.S. sanctions programs, antiboycott, export control and corrupt practices laws and regulations. Therefore, all employees of Nalco and its worldwide subsidiaries or affiliates (collectively ‘‘Affiliates’’) shall comply with the following procedures:

A.    U.S. Sanctions Programs

1.	Nalco and its Affiliates in the United States, their non-U.S. branches and their employees and representatives may not have any business or financial dealings with the governments of or parties in the countries of Cuba, Iran, Syria or Sudan, or with parties elsewhere that are owned or controlled by or acting for the governments of any of these countries. A similar restriction applies to dealings with terrorist organizations, anyone associated with terrorism, and parties in Colombia and elsewhere associated with narcotics trafficking. The names of parties and individuals subject to these restrictions are provided by the Legal Department.

2.	Affiliates of Nalco incorporated under non-U.S. laws and managed and operated outside the United States and personnel of these affiliates are also subject to certain restrictions under U.S. sanctions programs. These restrictions are as follows:

(a)	Non-U.S. Affiliates may not have business or financial dealings with parties in or controlled by the government of Cuba regardless of the circumstances. However, there are ‘‘blocking’’ laws in Canada, Mexico and the European Union that may in some situations conflict with U.S. sanctions against Cuba. The Legal Department should be contacted immediately in the event of any business proposal opportunity of a non-U.S. Affiliate concerning Cuba.

(b)	Non-U.S. Affiliates may not seek support or approval from Nalco or any party in the U.S. or access to any technology or information on any databases or computer systems residing in the U.S. (including procurement of products, parts, components, services, materials or technology) to enable them to engage in any business or financial dealing with parties in Iran, Syria or Sudan or parties elsewhere controlled by the governments of any of these countries, even if the affiliate is not otherwise barred from dealing with such a party.

(c)	Individuals who are citizens or permanent residents of the United States, regardless of where they live or are employed, may not be involved in or provide assistance for any business or financial dealings with Cuba, Iran, Syria or Sudan, regardless of whether or not the company involved is prohibited from such conduct by U.S. sanctions.

(d)	Products made in the United Sates or that have U.S.-origin content, even if held in general overseas inventories, may not be shipped to Cuba, Iran, Syria or Sudan except as determined to be lawful on the advice of the Legal Department.

(e)	Nalco and its Affiliates will not conduct business with any persons identified on the U.S. Treasury Department’s list of Specially Designated Nationals listed at the following web site: http://www.ustreas.gov/offices/enforcement/ofac/sdn.

B.    Antiboycott Regulations

1.	No employee of Nalco or any Affiliate may sell goods, services or technology to customers, governments or nationals of a country participating in the Arab boycott of Israel, or enter

Amended and Approved
May 3, 2007

into any agreement or contract with any such party, without first contacting the Legal Department to ensure compliance with U.S. antiboycott laws. Boycotting countries include, but are not limited to: Bahrain, Iraq, Kuwait, Lebanon, Libya, Oman, Qatar, Saudi Arabia, Syria, United Arab Emirates and Yemen.

2.	Employees of Nalco and each Affiliate must identify oral communications and/or written language in transaction documents, correspondence or other communications that constitutes a request to participate in or cooperate with the Arab boycott of Israel. Any such language must be reviewed in advance with the Legal Department prior to entering into the business transaction or providing information (for examples of prohibited language, please see Nalco Company Guidelines for Compliance with U.S. Antiboycott Laws and Regulations available from the Legal Department).

3.	Any employee of Nalco or any Affiliate receiving an oral or written request to participate in the Arab boycott or to provide information in connection with that boycott must report such request to the General Counsel (see Memorandum regarding U.S. Antiboycott Compliance and Procedures available from the Nalco Legal Department).

4.	Requests to participate in the Arab boycott of Israel sometimes emanate from countries, including members of the League of Arab States, not formally identified with the boycott. Very rarely, requests may be received relating to international boycotts (e.g. India/Pakistan; China/Taiwan) other than the Arab boycott of Israel. Responses to any such requests should be cleared through the Legal Department.

C.    Export Control Laws and Regulations

1.	Any employee of Nalco or any U.S. Affiliate engaged in the ‘‘export’’ or ‘‘reexport’’ of goods, software or technology (including consulting services) from the U.S. must determine and document whether an export license issued by the U.S. Department of Commerce or other U.S. government agency is required prior to shipment and, if so, ensure that the requisite license has been obtained before export. Nalco’s Safety, Health and Environment Department reviews Nalco products on a regular basis to identify those regulated for export and that may require a license. Such products are identified in Nalco’s SAP System to assist in compliance with license regulations. All required shipping documentation must be completed, and copies of all export documentation must be retained for at least five years.

2.	Any employee of a non-U.S. Affiliate of Nalco engaged in the export from a country other than the U.S. of goods, services or technology of U.S. origin or containing U.S.-origin raw material or component parts must determine and document whether a reexport license issued by the U.S. Department of Commerce is required prior to shipment and, if so, ensure that the requisite reexport license has been obtained before reexport. Generally, products requiring an export license prior to shipment from the U.S. to a particular destination will require a license prior to reexport by a non-U.S. Affiliate to that destination, unless the U.S.-origin content is below a specified regulatory threshold. Please call the Legal Department for assistance.

3.	‘‘Export,’’ ‘‘Reexport’’ and ‘‘Deemed Export’’ means an actual shipment or transmission of items or technology subject to applicable regulations out of the United States. ‘‘Deemed Export’’ specifically includes the release of certain technology and related information to a foreign national in the United States. Such release is deemed to be an export or reexport to the home country or countries of the foreign national. Items may be ‘‘deemed exports’’ through (a) visual inspection by foreign nationals of US-origin equipment and facilities, (b) oral exchanges of information in the United States or abroad, or (c) the application, outside

Amended and Approved
May 3, 2007

the United States, of technical experience acquired in the United States. Technology and information relating to any products identified by Nalco’s Safety, Health and Environment Department as possibly requiring a license should not be shared with any person without first contacting the Legal Department.

D.    Foreign Corrupt Practices

1.	The U.S. Foreign Corrupt Practices Act (FCPA) prohibits the payment or transmission of anything of value directly or indirectly to or for the benefit of any non-U.S. government official for the purpose of obtaining or retaining business. Foreign government officials include: representatives of a government or any department, agency or instrumentality thereof; any company in which a government holds a substantial ownership interest; a political party or candidate for political office and public international organizations. Similar laws are in place in the European Community and many other countries. Nalco and its affiliates worldwide shall comply fully with all applicable laws relating to foreign corrupt practices.

2.	Agreements and other arrangements with non-U.S. agents, representatives, distributors and other middle parties relating to the sale or provision of goods, services or technology may give rise to exposure under the FCPA for Nalco and its affiliates, especially if the compensation to be provided is excessive or unusual under the circumstances, the middle party is not established and trustworthy, or the prevailing laws and practices of the relevant country do not effectively prevent improper payments.

E.    Agents/Distributors

Agreements with agents, representatives, distributors and other middle parties selling goods, services or technology on behalf of Nalco or any Affiliate must comply with the requirements of Nalco’s Guidelines for Foreign Agents and Foreign Distributors, available from the Legal Department. These Guidelines are designed to facilitate compliance with U.S. sanctions, export controls, antiboycott regulations and corrupt practices laws by third parties for whose conduct Nalco could be held legally accountable, as well as Nalco’s ethical standards.

Amended and Approved
May 3, 2007

Attachment G

INSIDER TRADING POLICY AND PROCEDURES
February 17, 2006

PURPOSE

Nalco Holding Company (‘‘Nalco Holding’’) has issued equity securities that have or will be registered under the Securities Act of 1933 (the ‘‘Securities Act’’) and Nalco Company (‘‘Nalco’’), Nalco Finance Holdings LLC (‘‘Nalco Finance LLC’’) and Nalco Finance Holdings, Inc. (‘‘Nalco Finance, Inc.’’) have issued debt securities that have or will be registered under the Securities Act. These policies and procedures shall also apply to Nalco Holdings LLC (‘‘NH LLC’’) and Nalco Investment Holdings LLC (‘‘NIH LLC’’). Collectively Nalco, Nalco Holding, Nalco Finance LLC and Nalco Finance, Inc. NH LLC and NIH LLC will be referred to as the ‘‘Company.’’    The Company shall direct each of its subsidiaries to adopt and comply with the policies and procedures stated herein.

As an officer, director, principal stockholder or employee of the Company, you are subject to a number of rules governing your holdings of and transactions in the Company’s securities. The Securities and Exchange Act of 1934, as amended, (‘‘the Exchange Act’’), and the Securities Act of 1933, as amended, (the ‘‘Securities Act’’) imposes some of these rules. Others are rules adopted by the Company as a matter of Company policy.

In the normal course of business, officers, directors, and employees of the Company will necessarily become aware of information pertaining to the Company, its operations and future plans that has not been released to the general public. This information is non-public, or ‘‘inside’’ information. It does not belong to the individual officers, directors, or employees who may be aware of it. Some of this information is insignificant and trivial; other information is important and material. It is a violation of law to misuse or disclose material, non-public information or to trade the securities of a company while in possession of material, non-public information. It is also a violation of law to ‘‘tip’’ or to pass on material, non-public information to any other person under circumstances that suggest that you were trying to help the recipient make a profit or avoid a loss. For these reasons, the Company has established the following Policy and Procedures covering material, non-public information and trading in securities of the Company, as well as trading in the securities of other enterprises where the information about such enterprises was obtained as a result of a relationship with the Company.

Amended and Approved
May 3, 2007

GENERAL STATEMENT OF POLICY

It is the policy of the Company that no officer, director, or employee of the Company may engage in any transaction in securities of the Company or any other enterprise while in the possession of material, non-public information regarding the Company or such other enterprise. No officer, director, or employee of the Company may disclose any such material, non-public information to any person who might use such information to purchase or sell securities.

DEFINITIONS

To be considered inside information and thus closely regulated, the information must be both ‘‘material’’ and ‘‘non-public’’.

Generally, information is considered ‘‘material’’ where: (a) there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy, sell or hold the securities in question; or (b) the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the ‘‘total mix’’ of information available. Both positive and negative information can be material. Examples of ‘‘material’’ information include, but are not limited to:

•	A projection by a company’s officers of future earnings or losses;

•	A significant change in revenues or earnings from the amounts previously reported or from those publicly projected;

•	A pending or proposed material merger or acquisition;

•	A significant sale of assets or the disposition of a material subsidiary;

•	A change in control or a significant change in management;

•	A significant new product or service;

•	A gain or loss of a significant customer or supplier;

•	A change in the capital structure of a company;

•	A significant financing;

•	A significant expansion or curtailment of operations;

•	A tender offer for another company’s securities;

•	An extraordinary development;

•	An impending bankruptcy;

•	Financial liquidity problems; and

•	Significant environmental issues and/or litigation.

Information is ‘‘non-public’’ until it has been adequately disclosed to the general public. Information is adequately disclosed to the general public only when:

•	The information has been released to the public through the appropriate channels (e.g., by means of a press release or by a public statement from one of the Company’s authorized senior officers); and

•	Sufficient time has elapsed to permit the investment community to absorb and evaluate the information.

When in doubt, information concerning the Company should be presumed to be material and not be disclosed to the public.

Amended and Approved
May 3, 2007

GUIDELINES FOR COMPLIANCE

Persons who are in possession of inside information must obey the laws relating to insider trading. These persons include not only officers, directors and employees, but also non-management personnel and persons outside the Company, including spouses, friends, brokers, professional advisors, consultants and others, who may have acquired inside information, directly or indirectly, through tips.

The following guidelines are established to help officers, directors and employees of the Company (collectively referred to herein as ‘‘employees’’) comply with this Policy and avoid the penalties for breach of the insider trading laws, as well as the resulting criticism and embarrassment to the employee and the Company. In the handling of information obtained in connection with the employee’s services to the Company the following requirements and restrictions apply:

•	An employee must not disclose inside information to anyone, inside or outside of the Company, including family members, except to persons within the Company or the Company’s professional advisors whose positions require them to know it or pursuant to a confidentiality agreement approved by authorized management personnel.

•	An employee must refrain from engaging in any transactions in the Company’s securities or the securities of any other company when the employee, as a result of employment with the Company or service on the Company’s Board of Directors, is in possession of inside information about the Company or the other company. This restriction on ‘‘insider trading’’ includes trading in the securities of other companies, particularly those with whom the Company may currently be negotiating. The exercise of employee and director stock options is not subject to this policy. However, in the event that the Company’s stock becomes public and no longer subject to transfer restrictions, stock that was acquired upon exercise of a stock option will be treated like any other security, and may not be sold by an employee, officer or director who is in possession of material inside information. Any employee, officer or director who possesses material inside information should wait until the start of the third business day after the information has been publicly released before trading.

•	An employee must refrain from recommending or suggesting that any person engage in transactions in securities, whether of the Company or of any other company, while in possession of inside information about those securities. So long as material information is non-public, members of the employee’s immediate family and others who have received the information from the employee are not permitted to trade in the securities. For example, it would be a violation of the securities laws if an employee, officer, or director learned through Company sources that the Company intended to purchase assets from a company or terminate a supplier, partner or service provider relationship, and then bought or sold stock or convertible securities in that other company because of the likely increase or decrease in the value of its securities.

•	Trading in ‘‘puts’’ and ‘‘calls’’ (publicly traded options to sell or buy securities) and engaging in short sales of Company securities are strictly prohibited. Such activities put the personal gain of the employee, officer, or director in conflict with the best interests of the Company and its stockholders. Although this policy does not mean that employees, officers or directors may never sell securities, the Company encourages employees, officers and directors to avoid frequent trading in the Company’s securities. Speculating in the Company’s notes or other securities is not part of the Company culture. Investing in the Company’s notes or other securities (when they become public) provides an opportunity to share in the future growth of the Company. But investment in the Company and sharing in the growth of the Company does not mean short-range speculation based on fluctuations in the market.

•	Securities held in a margin account or an account managed by a third party may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Because

Amended and Approved
May 3, 2007

such a sale could occur at a time when an employee, officer or a director has material inside information or is otherwise not permitted to trade in Company securities, the Company prohibits all employees, officers and directors from purchasing securities of the Company on margin or holding securities of the Company in a margin account or managed account.

•	After inside information learned or developed through Company employment has been publicly disclosed through a press release or other official announcement, employees should not trade in the Company’s securities for two days following the announcement to allow the market to absorb the information. In addition, prior to any purchase or sale of notes, Company employees should give notice to the Company’s legal counsel of the proposed date of the transaction and the principal amount of the Company’s notes to be purchased or sold. After effecting the transaction, employees should give written notice to the Company’s legal counsel of the principal amount of the Company’s notes sold, the transaction date and the purchase or sale price.

•	It is often difficult to determine whether (i) a piece of information is material, non-public information or (ii) material, non-public information exists of which you may be unaware. As a result, it is advisable for you to consult with the Company’s legal counsel to determine whether material non-public information exists at the time a trade is being considered.

In determining whether information is material, non-public information, employees should ask themselves the following questions:

•	Has the information been disclosed to the public by press release or other means?

•	Does information I have learned about the Company (or another company) make me want to buy or sell securities of the Company (or another company)?

•	If the newspaper published what I know, would it cause the value the securities of the Company (or another company) to rise or fall?

•	How would the proposed trade appear to government prosecutors if it became the subject of an investigation?

Amended and Approved
May 3, 2007

ADDITIONAL RESTRICTIONS ON THE WINDOW GROUP

The Window Group consists of (i) directors and executive officers of the Company and their administrative assistants and secretaries; (ii) officers of the Company and its subsidiaries with the title Vice President or above and their secretaries and administrative assistants; (iii) such other persons as may be designated from time to time and informed of such status by the Company’s Chief Financial Officer or the Company’s legal counsel; and (iv) immediate family members of those persons in categories (i), (ii) and (iii). The Window Group is subject to the following restrictions on trading in the Company’s securities:

•	Trading is permitted from the start of the second business day following an earnings release with respect to the preceding fiscal period until the 30th day before the next earnings release (the ‘‘Window’’), subject to the restrictions below.

•	No trading during black-out periods designated by the Board or CEO and no trading by any individual in possession of Form 8-K information that has not been publicly released.

•	No trading outside the Window except for reasons of exceptional personal hardship and subject to prior review and clearance.

•	Individuals in the Window Group are also subject to the general restrictions on trading in the securities discussed in this Policy. In particular, individuals in the Window Group may not buy or sell the Company’s securities at any time while in the possession of material, non-public information, even during the Window Period.

•	If the trade has been cleared as described above, the transaction must be effected within two business days. If the transaction is not effected within the two-business day period, the trade may not be effected without again obtaining prior review and clearance.

•	After effecting the transaction, members of the Window Group should give legal counsel written notice of the principal amount of securities sold, the transaction date and the purchase or sale price.

Window Group members may exercise and hold stock options without regard to the Window where the exercise price and applicable withholding tax are paid by the individual in cash.

PENALTIES FOR VIOLATIONS

Violation of the insider trading laws may result in civil, criminal and employment-related penalties to the individual violating such laws. The civil and criminal penalties include but are not limited to:

•	Civil fines in an amount equal to 300% of the profits made or losses avoided on the transaction;

•	Judgment in favor of an investor ordering the insider to pay over the profits made on the transaction, and, possibly, damages;

•	Judgment in favor of the Company ordering the insider to pay over the profits made on the transaction and, possibly, damages;

•	A civil action commenced by the Securities and Exchange Commission not only against any offending employee but also against his or her employer; and

•	Imprisonment.

As with the Company’s other policies, any action in violation of this Policy may be grounds for disciplinary action, including termination of employment. If you have any questions concerning any aspect of this Policy, please contact the Company’s legal counsel before trading is initiated.

ADMINISTRATION OF THE POLICY

This Policy will be administered by the Audit Committee of the Board of Directors of the Company. Management of the Company will be responsible for advising the Audit Committee, at least annually, of any violation of the Policy.

Amended and Approved
May 3, 2007

REPORTING POLICY FOR DIRECTORS AND OFFICERS

1.	Reporting of Transactions to the Company. Officers of the Company shall report, using the attached insider trading report form, all proposed transactions in the Company’s securities no later than 2 days before the date of such transaction, to the Company’s CFO and General Counsel.

2.	Filing of Forms 3, 4 and 5. Upon request, the Company will prepare, file and post Form 3, Form 4 and Form 5 reports for Directors and Officers if: (a) the Director or Officer executes a Power of Attorney in favor of the CFO and General Counsel as authorized signatories, in the form attached, designating the CFO and the General Counsel as signatories for such reports, and providing the Director’s or Officer’s CIK Code and CCC Code (b) all transactions are reported to the Company as required in this policy and per requests of the Company, (c) the Directors and Officers follow all Company policies and procedures.

3.	Short-Swing Profits. Short-Swing Profits are profits earned within six months of a trade. These include profits made from the sale of securities followed by their repurchase within six months. Officers and Directors are responsible to comply with the short-swing profit rule under Section 16(b) of the Exchange Act.

4.	Short Sales. Short selling is the act of borrowing securities to sell with the expectation of the price dropping and the intent of buying the securities back at a lower price to replace the borrowed securities. Company employees, regardless of whether or not they are aware of material, non-public information about the Company, may not engage in short sales of the Company’s securities.

5.	Trading Compliance Checklist

a.	Has the transaction been properly reported to the Company and pre-cleared?

b.	Is the Company in a black-out period?

c.	Are you aware of any material non-public information?

d.	Have you or a family member bought or sold securities (including options) within the past six months?

e.	Do you or a family member anticipate another transaction within six months?

f.	Is the security subject to any restriction?

g.	If a cashless option exchange, would the transaction be classified as a loan?

Amended and Approved
May 3, 2007

LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Stephen N. Landsman, Michael P. Murphy, R. Tor Liimatainen, Filomena Y. Trombino, and Laurel Swett, each of them, as the undersigned’s true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Nalco Holding Company., a Delaware corporation (the ‘‘Company’’), with the United States Securities and Exchange Commission and any national securities exchanges, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the ‘‘Exchange Act’’);

(2)	seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor such attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

Amended and Approved
May 3, 2007

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this              day of                                     , 200    .

Signature
Dated:

Witness:

Signature

Type or Print Name

Dated:

Amended and Approved
May 3, 2007

INSIDER TRADING REPORT FORM

To:    Chief Financial Officer and General Counsel

From:    ________________________________

Date:    ________________________________

My common stock holdings (including any options or derivative securities) in Nalco Holding Company will be changed by the following anticipated transaction, not to be completed before the date two full business days after the date reported above:    ____________________________________________

______________________________________________________________________________

Anticipated Date for Transaction:    ____________________________________________________

Description of Transaction:    ________________________________________________________

______________________________________________________________________________

Please answer the following questions yes or no (if yes, please explain):

Is the Company in a black-out period?    ________________________________________________

______________________________________________________________________________

Are you aware of any material non-public information regarding the Company?    __________________

______________________________________________________________________________

Have you or a family member bought or sold securities (including options) of the Company within the past six months?    ________________________________________________________________

______________________________________________________________________________

Do you or a family member anticipate another transaction in the Company’s securities within six months?    ______________________________________________________________________

Is the security that you propose to sell subject to any restriction?    ____________________________